“Computershare”

600, 530 – 8th Ave. S.W., Calgary, AB  T2P 3S8 Tel: (403) 267-6800  Fax: (403) 267-6529

November 18, 2003

Alberta Securities Commission

British Columbia Securities Commission

The Manitoba Securities Commission

Ontario Securities Commission

Commission des valeurs mobilières du Québec

Saskatchewan Securities Commission

TSX

New York Stock Exchange

Dear Sirs:

Subject:

Talisman Energy Inc.

We confirm that the following materials were sent by pre-paid mail on November 14, 2003 to those registered and non-registered shareholders of the subject Corporation who completed and returned a supplemental mail list card requesting receipt of Interim Financial Statements:

1.

Third Quarter Interim Report for the nine months ended September 30, 2003

In compliance with regulations made under the Securities Act, we are providing this material to you in our capacity as agent for the subject Corporation.

Yours truly,

“signed by”

Tracy Williams

Mailing Professional

ClientServicesMailings@Computershare.com

cc:

Talisman Energy Inc.

Attention:

Ardith Wagner

TW\02\45765